Exhibit 1.1

UNDERWRITING AGREEMENT
Cencosud S.A.
14,905,977 Common Shares in the form of American Depositary Shares

July 14, 2016

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

Inversiones Tano Limitada, a limited liability partnership (sociedad de responsabilidad limitada) incorporated and existing under the laws of Chile (the “Selling Shareholder”) and a shareholder of Cencosud S.A., a corporation (sociedad anónima) incorporated and existing under the laws of Chile (the “Company”), proposes to sell to J.P. Morgan Securities LLC (the “Underwriter”), an aggregate of 14,905,977 shares of common stock (the “Common Shares”) of the Company in the form of American Depositary Shares of the Company (the “ADSs”).
The Common Shares to be represented by ADSs are to be deposited pursuant to an Amended and Restated Deposit Agreement dated as of June 21, 2012 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and the owners and beneficial owners from time to time of the ADSs issued under the Deposit Agreement. Each ADS represents three Common Shares.
The Selling Shareholder is offering the ADSs as part of a global offering (the “Global Offering”) consisting of (i) an international offering of the ADSs in the United States and elsewhere outside Chile pursuant to this Underwriting Agreement (the “International Offering”); and (ii) a Chilean offering of 155,645,274 shares of common stock, in the form of shares, inside Chile (the “Chilean Offering”). Credicorp Capital S.A. Corredores de Bolsa and J.P. Morgan Corredores de Bolsa SpA will act as Chilean placement agents (the “Chilean Placement Agents”) for purposes of the Chilean Offering.
The Common Shares for both the International Offering and the Chilean Offering will be sold initially through a book auction on the Bolsa de Comercio de Santiago, Bolsa de Valores (the “Santiago Stock Exchange”) by the Chilean Placement Agents, on behalf of the Selling Shareholder, in a process known as subasta de libro de órdenes from July 11, 2016, until 2:00 p.m. (Santiago time) on July 14, 2016, in compliance with Chilean law and the rules of the Santiago Stock Exchange. To purchase the number of Common Shares required for purposes of the International Offering, the Underwriter will participate in the subasta de libro de órdenes through the Chilean Placement Agents.

At the commencement of the offering period, the Selling Shareholder, acting through the Chilean Placement Agents, will register the Global Offering with the Santiago Stock Exchange and such registration will specify the offering characteristics and conditions (the “Offer Conditions”). In order to minimize arbitrage on the Offer Conditions, all or part of those characteristics and conditions may be declared confidential (“Confidential Conditions”) by the Chilean Placement Agents in accordance with notifications previously given to the Santiago Stock Exchange.  The Confidential Conditions will be disclosed once the pricing and allocation process is finalized.
On the business day that the order book closes, the purchase price and allocations of the Common Shares will be determined by the Selling Shareholder, based on the demand for Common Shares and certain other discretionary matters. On the business day immediately thereafter, the Chilean Placement Agents, through the Santiago Stock Exchange, will formally allocate the Common Shares to those prospective purchasers who have complied with the Offer Conditions by process of the special auction described above. Pursuant to requirements under Chilean law, the Chilean Placement Agents, on behalf of the Selling Shareholder, will deliver the Common Shares against payment therefor on the second business day following the formal award of these shares to prospective purchasers pursuant to the special auction procedure. The Common Shares are expected to be ready for delivery through the book-entry system of the Depósito Central de Valores on or about July 19, 2016. The Common Shares awarded to the Underwriter will be deposited by the Chilean Placement Agents, on behalf of the Selling Shareholder, with the Depositary and the Depositary will issue the ADSs representing the Common Shares so deposited.
The Company and Selling Shareholder hereby confirm their agreement with the Underwriter concerning the purchase and sale of the ADSs, as follows:

1. Registration Statement.
(a) The Company meets the requirements for use of Form F-3 under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Securities Act”) and has prepared and filed with the Commission a registration statement on Form F-3 (File No. 333-212456), including a prospectus, relating to the Company’s common stock in the form of common shares or ADSs. Such registration statement, including any amendments thereto filed prior to the Applicable Time (as defined below) and including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), became effective upon filing and is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the final prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the ADSs. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

(b) The Company and the Depositary have also filed with the Commission a registration statement on Form F-6 (No. 333-181870), filed on June 4, 2012, and a related prospectus, which may be in the form of an ADR certificate (the “Registration Statement on Form F-6”), for the registration under the Securities Act of the ADSs evidenced by ADRs, have filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The Registration Statement on Form F-6, as amended at the time it becomes effective (including by the filing of any post-effective amendments thereto), and the prospectuses included therein, as then amended, are hereinafter called the “ADR Registration Statement” and the “ADR Prospectus,” respectively.
(c) At or prior to the Applicable Time, the Company had prepared the following information (collectively, with the pricing information set forth in Annex 2, the “Pricing Disclosure Package”): a Preliminary Prospectus dated July 11, 2016 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed in Annex 2 hereto.
(d) For purposes hereof, “Applicable Time” means 7:30 P.M., New York City time, on July 14, 2016.
2. Purchase of the ADSs by the Underwriter.
(a) The Selling Shareholder agrees to sell the ADSs to the Underwriter as provided in this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase from the Selling Shareholder the number of the ADSs set forth opposite the Underwriter’s name in Annex 1 hereto at a price per ADS (the “Purchase Price”) of $8.0054 (which reflects the compensation described in the first sentence of clause (e) below).

(b) The Selling Shareholder understands that the Underwriter intends to make a public offering of the ADSs as soon after the effectiveness of this Agreement as in the judgment of the Underwriter is advisable, and initially to offer the ADSs on the terms set forth in the Prospectus. The Selling Shareholder acknowledges and agrees that the Underwriter may offer and sell ADSs to or through any its affiliates.
(c) Payment for the ADSs shall be made by wire transfer in immediately available funds to the account or accounts, as the case may be, specified by the Selling Shareholder to the Underwriter at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 at 10:00 A.M., New York City time, on July 19, 2016, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Underwriter and the Selling Shareholder may agree upon in writing. The time and date of such payment for the ADSs is referred to herein as the “Closing Date.”
(d) Payment for the ADSs to be purchased on the Closing Date shall be made against delivery to the Underwriter, of the ADRs corresponding to the ADSs to be purchased on such date, registered in such names and in such denominations as the Underwriter shall request in writing not later than two full business days prior to the Closing Date with any transfer, stamp or similar taxes or any withholding or other taxes imposed by the Republic of Chile or any political subdivision or any authority or agency therein or thereof having power to tax, or of any other jurisdiction in which the Selling Shareholder is organized or otherwise resident for tax purposes or any jurisdiction from or through which a payment is made (each, a “Relevant Taxing Jurisdiction”) payable in connection with the sale of such ADSs duly paid by the Selling Shareholder. The ADRs evidencing the ADSs shall be delivered to the Underwriter at the Closing Date with any transfer, stamp or similar taxes or any withholding or other taxes imposed by any Relevant Taxing Jurisdiction thereof or therein payable in connection with the initial delivery of the ADRs, ADSs or Common Shares to the Underwriter, the Depositary or the persons in whose names the Underwriter has requested ADRs evidencing the ADSs to be initially issued at the Closing Date duly paid by the Selling Shareholder against payment of the purchase price thereof in accordance with this Section 2. Delivery of the ADRs corresponding to the ADSs shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Underwriter shall otherwise instruct. The ADR certificates evidencing the ADSs will be made available for inspection and packaging by the Underwriter at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) As compensation to the Underwriter for its commitments hereunder, the Selling Shareholder will pay, or cause to be paid, by wire transfer, in immediate available funds, to the Underwriter, to the account specified by the Underwriter, an amount equal to $0.0646 per ADS for the ADSs to be delivered by the Selling Shareholder hereunder on the Closing Date. In addition, the Selling Shareholder will pay to the Underwriter and its affiliates (i) an incentive fee equal to 0.2% of the gross proceeds of the Global Offering, or $917,054.90 (the “Incentive Fee”) and (ii) an advisory fee in respect of the Common Shares sold in the Chilean Offering of 0.8% of the gross proceeds of the Chilean Offering, or $3,347,621.58 (the “Addvisory Fee”). The Selling Shareholder will pay, or cause to be paid, the Incentive Fee and the Advisory Fee to the Underwriter on the Closing Date. The parties hereby agree that of the total compensation to be paid to the Underwriter and its affiliates pursuant to this clause (e), 15% will be allocated to J.P. Morgan Corredores de Bolsa SpA.
(f) Each of the Company and the Selling Shareholder acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Shareholder with respect to the offering of ADSs contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or agent of, the Company, the Selling Shareholder or any other person. Additionally, the Underwriter is not advising the Company, the Selling Shareholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Shareholder shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall not have any responsibility or liability to the Company or the Selling Shareholder with respect thereto. Any review by the Underwriter of the Company, the Selling Shareholder, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company or the Selling Shareholder.
3. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter that:
(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof.
(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the ADR Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the ADSs (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the documents listed in Annex 2 hereto, or (iii) each electronic road show and any other written communications approved in writing in advance by the Underwriter. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof.
(d) Registration Statement, ADR Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. The ADR Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement or the ADR Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the ADSs has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement, of the ADR Registration Statement and any post-effective amendment thereto, the Registration Statement, the ADR Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the ADR Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(f) Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock, short-term or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(h) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The subsidiaries listed in Annex 3 to this Agreement are the only significant subsidiaries of the Company as defined under the Exchange Act.
(i) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and, except as otherwise disclosed in the Registration Statement, are not subject to any pre-emptive or similar rights that have not been duly waived; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(j) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized by all necessary corporate action and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the Company Stock Plans and the applicable laws and regulatory rules or requirements of any exchange on which Company securities are traded, and (iii) each such grant was properly accounted for in accordance with IFRS in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws.
(k) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.
(l) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(m) The Shares. The Common Shares, the ADRs and the ADSs conform in all material respects to all statements relating thereto contained in the Pricing Disclosure Package and the Prospectus and such descriptions conform in all material respects to the rights set forth in the instruments defining the same; and no holder of the ADSs will be subject to personal liability by reason of being such a holder.
(n) Validity of ADRs. Upon the due issuance by the Depositary of ADRs evidencing the ADSs against the deposit of Common Shares in accordance with the provisions of the Deposit Agreement, such ADRs evidencing the ADSs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs evidencing the ADSs will be registered will be entitled to the rights of registered holders of ADRs evidencing the ADSs specified therein and in the Deposit Agreement.

(o) Other Transaction Documents. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming it was duly executed and delivered in accordance with its terms by each of the other parties thereto, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.
(p) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(q) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws (estatutos) or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
(r) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the offer and sale of the ADSs and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (estatutos) or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(s) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents, except for (i) such consents, approvals, authorizations, orders and registrations, qualifications or notices as have been obtained or given under the laws of the Republic of Chile; (ii) the approvals of and filings with the Central Bank of Chile, the Chilean Securities and Insurance Commission (Superintendencia de Valores y Seguros, or “SVS”), the Bolsa de Comercio de Santiago, Bolsa de Valores (the “Santiago Stock Exchange”), the Bolsa de Comercio de Valparaiso, Bolsa de Valores (the “Valparaiso Stock Exchange”) and the Bolsa Electrónica de Chile, Bolsa de Valores (the “Electronic Stock Exchange”) relating to the offering of the ADSs which have been already obtained and are in full force and effect, or that will be obtained upon completion of the Global Offering, and except that final executed copies of this Agreement and the Prospectus must be filed with the SVS, (iii) such as have been already obtained or as may be required for the registration of the ADSs and Common Shares under the Securities Act or the Securities Act Regulations, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or by state securities or blue sky laws and (iv) such as may be required under the securities laws of jurisdictions other than Chile or the United States, which have been obtained.
(t) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(u) Independent Accountants. PricewaterhouseCoopers Consultores, Auditores y Compañía Limitada, who have certified certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
(v) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, which infringement or conflict could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(x) No Undisclosed Relationships. To the best knowledge of the Company, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.
(y) Investment Company Act. The Company is not required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
(z) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes, to the extent that such taxes have become due and are not being contested in good faith, and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except for any such deficiency that would not, individually or in the aggregate, have a Material Adverse Effect.
(aa) Absence of Taxes. Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Taxation,” under current laws and regulations (and interpretations thereof) of each Relevant Taxing Jurisdiction, there are no taxes, duties, levies, imposts, deductions, charges or withholdings imposed or, to the knowledge of the Company, pending or proposed, by any Relevant Taxing Jurisdiction either (i) on or by virtue of the execution of, delivery or performance by the Company of, or the enforcement of, the Transaction Documents or of any other document to be furnished hereunder or thereunder or (ii) on any payment to be made under or pursuant to this Agreement or the Deposit Agreement, the offer or sale by the Selling Shareholder of the ADSs to the Underwriter, or the deposit of the Common Shares under the Deposit Agreement by the Selling Shareholder; none of the holders of the ADSs or any paying agent will be deemed resident, domiciled, carrying on business or subject to taxation in any Relevant Taxing Jurisdiction solely by reason of the execution, delivery, performance or enforcement of any of this Agreement or the Deposit Agreement and the ADSs.

(bb) Passive Foreign Investment Company. Subject to the qualifications and assumptions set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not believe that it was a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, for the taxable year ended December 31, 2015 and, taking into account the offering and sale of the ADSs and the application of the proceeds thereof, the Company has no reason to believe that its assets or activities will change in a manner that would cause it to be a PFIC in 2016, although the determination cannot be made until the end of such taxable year.
(cc) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
(dd) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened, except as would not have a Material Adverse Effect.
(ee) Compliance with Environmental Laws. (i) The Company and its subsidiaries (a) are, and at all prior times were, in compliance with any and all applicable Chilean or foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (c) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings as would not, individually or in the aggregate, have a Material Adverse Effect, (b) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (c) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(ff) Compliance with ERISA. Neither the Company nor any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) has any obligation to contribute, nor any liability (actual or contingent) under any employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
(gg) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the rules and regulations of the SVS and under the Exchange Act, to the extent applicable, is recorded, processed, summarized and reported within the time periods specified in the SVS’s or the Commission’s rules and forms including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure.
(hh) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the SVS and the Exchange Act, to the extent applicable, and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ii) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except as would not, individually or in the aggregate, have a Material Adverse Effect.
(jj) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, affiliate, employee or other person acting on behalf of the Company or any of its subsidiaries has, in the past five years, (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, or taken an act in furtherance of (such as an offer, promise or authorization of), any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws (collectively, the “Anti-Bribery Laws”); or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, and maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and achieve compliance with the Anti-Bribery Laws.

(kk) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(ll) Compliance with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, affiliate, employee or other person acting on behalf of the Company or its subsidiaries is currently the subject of, or the target of, any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State and including, without limitation, the designation of “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, the United Kingdom (including Her Majesty’s Treasury), or other relevant sanctions authority with jurisdiction over the Company or its subsidiaries, as applicable (collectively, “Sanctions”). Neither the Company nor any of its subsidiaries is located, organized or resident in a country or territory that is the subject or the target of Sanctions that broadly prohibit dealings with that country or territory, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, (a “Sanctioned Country”). For the past five years, the Company and its subsidiaries have not, to the knowledge of the Company after due and reasonable inquiry, engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(mm) [Reserved].
(nn) No Restrictions on Subsidiaries. Except as otherwise described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(oo) No Limitation on Vote, Transfer and Payment of Dividends. Except as set forth in the Deposit Agreement, the Pricing Disclosure Package or the Prospectus, there are no limitations under Chilean law on the rights of holders of Common Shares, ADSs or ADRs evidencing the ADSs to hold or vote or transfer their respective securities, and no approvals are currently required in Chile (including any foreign exchange or foreign currency approvals) in order for the Company to pay dividends declared by the Company to the holders of Common Shares, including the Depositary. All dividends and other distributions declared and payable on the Common Shares may be paid in pesos exchangeable into U.S. dollars to the Depositary subject only to a withholding tax of 35% (which may be reduced by certain tax credits discussed in the Prospectus under the caption “Taxation—Chilean Tax Considerations”) but otherwise free and clear of any tax, duty, withholding or deduction imposed by or in Chile.
(pp) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the ADSs.
(qq) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the ADSs.
(rr) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the ADSs.
(ss) Absence of Immunity. Neither the Company nor any of its subsidiaries nor any of their assets or revenues has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Chile or the United States and, to the extent that the Company, any of its subsidiaries, or any of their respective assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by the Transaction Documents, may at any time be commenced, the Company has waived, and it will waive, or will cause their subsidiaries to waive such right to the extent permitted by law.
(tt) Compliance with FSMA. The Company has not taken any action or omitted to take any action (such as issuing any press release relating to any ADSs without an appropriate legend) which may result in the loss by the Underwriter of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the “FSMA”).

(uu) Absence of Filing. The Transaction Documents are in proper legal form under the laws of Chile and the United States for the enforcement thereof in Chile or the United States against the Company; to ensure the legality, validity, enforceability or admissibility into evidence of the Transaction Documents in Chile or the United States, it is not necessary that it be submitted to, filed or recorded with any court or other authority in Chile or the United States or that any tax, imposition or charge be paid in Chile or the United States on or in respect of such document, except for their official translation into Spanish for their presentation to a Chilean court.
(vv) Validity of Certain Provisions. To the best knowledge of the Company, the indemnification and contribution provisions set forth in Section 8 hereof do not contravene Chilean law or public policy.
(ww) Consent to Jurisdiction; Appointment of Agent for Service of Process. The choice of law provisions set forth in this Agreement and the Deposit Agreement will be recognized by Chilean courts; the Company has the legal capacity to sue and be sued in its own name under the laws of Chile; the irrevocable submission of the Company to the non-exclusive jurisdiction of the State and Federal courts in the Borough of Manhattan, the City of New York, New York (“New York Court”), the waiver by the Company of any objection to the venue of a proceeding in a New York Court and the agreement of the Company that this Agreement and the Deposit Agreement shall be construed in accordance with and governed by the internal laws of the State of New York are legal, valid and binding under the laws of Chile and will be respected by the Chilean courts; and the service of process effected in the manner set forth in this Agreement and the Deposit Agreement, as applicable, provided personal service of process is made and assuming its validity under New York law, will be effective, insofar as Chilean law is concerned, to confer valid personal jurisdiction over the Company. The provisions in this Agreement and the Deposit Agreement as to the choice of New York Law as the governing law thereof and the provisions thereof as to (i) the submission by the Company to the non-exclusive jurisdiction of the New York Court, and (ii) the manner of effecting service of process as set forth therein, are valid, binding and enforceable under the laws of Chile. If a final and conclusive judgment for the payment of money is rendered by such courts outside Chile against the Company in respect of this Agreement or the Deposit Agreement, such judgment will be recognized in the courts of Chile and such courts would, subject to a review of the judgment in order to ascertain whether certain basic principles of due process and public policy have been complied with, grant or fail to grant, under the following circumstances, a judgment which would be enforceable against the Company in Chile. That is (A) if there is a treaty between Chile and the country where the judgment was rendered with respect to the enforcement of foreign judgments, the provisions of said treaty shall be applied, (B) if there shall be no treaty, the judgment would be enforced if there is reciprocity as to the enforcement of judgments (i.e., the relevant foreign court would enforce a judgment of a Chilean court under comparable circumstances), (C) if the judgment has been rendered by the courts of a country which does not enforce the judgments of Chilean courts, such judgment will not be enforced in Chile, (D) if reciprocity or the lack of reciprocity cannot be proven, the judgment would be enforced if it has not been rendered by default within the meaning of Chilean law; the judgment would not be considered to have been rendered by default if personal service of process was made upon an agent of the Company (assuming that such manner of service is valid under applicable law), unless the Company was able to prove that due to other reasons it was prevented from assuming its defense, and (E) in any event, the judgment shall not be contrary to the public policy of Chile and shall not affect in any way properties located in Chile. Upon compliance with all of the above, and provided that the judgment is submitted to the Supreme Court of the Republic of Chile, the courts of Chile will enforce a final and conclusive judgment for the payment of money recorded by a court outside of Chile in accordance with the procedures contemplated for the enforcement of foreign judgments in the Chilean Civil Procedure Code. Access to the courts of Chile will not be subject to any conditions that are not applicable to residents, citizens or companies incorporated under the laws of Chile.

(xx) [Reserved].
(yy) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
(zz) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the U.S. Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that the Company or any of its subsidiaries is subject to, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(aaa) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the ADSs and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act.
Any certificate signed by any officer or representative of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the ADSs shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby on the date of such certificate.
4. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to the Underwriter that:
(a) Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Shareholder of this Agreement hereinafter referred to, and for the sale and delivery of the Common Shares in the form of ADSs to be sold by the Selling Shareholder hereunder, have been obtained; and the Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Common Shares in the form of ADSs to be sold by the Selling Shareholder hereunder; this Agreement has been duly authorized, executed and delivered by the Selling Shareholder.

(b) No Conflicts. The execution, delivery and performance by the Selling Shareholder of this Agreement, the offering and sale of the ADSs and the consummation of the transactions contemplated by this Agreement and compliance by the Selling Shareholder with the terms hereof will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, (ii) to the extent the Selling Shareholder is not a natural person, result in any violation of the provisions of the estatutos or similar organizational documents of the Selling Shareholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.
(c) Title to the Shares. The Selling Shareholder is the record and beneficial owner of the Common Shares to be sold in the form of ADSs by it hereunder free and clear of all liens, encumbrances, equities and has full power and authority to sell its interest in the Common Shares in the form of ADSs, and, assuming that the Underwriter acquires its interest in the Common Shares in the form of ADSs it has purchased from the Selling Shareholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), the Underwriter that has purchased such Common Shares in the form of ADSs delivered on the Closing Date to DTC or other securities intermediary by making payment therefor as provided herein, and that has had such Common Shares in the form of ADSs credited to the securities account or accounts of the Underwriter maintained with DTC or such other securities intermediary, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Common Shares in the form of ADSs purchased by the Underwriter, and no valid action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against the Underwriter with respect to such Common Shares in the form of ADSs.
(d) No Stabilization. The Selling Shareholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in any stabilization or manipulation of the price of the ADSs.
(e) Registration Statement, Pricing Disclosure Package and Prospectus. In respect of any statements in or omissions from the Registration Statement, the Pricing Disclosure Package or the Prospectus used by the Company or the Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company or to the Underwriter by the Selling Shareholder specifically for use in connection with the preparation thereof, the Selling Shareholder hereby makes the same representations and warranties to the Underwriter as the Company makes to such Underwriter under Sections 3(a)-(e) hereof.

(f) Issuer Free Writing Prospectus. Other than the Registration Statement, the ADR Registration Statement, the Preliminary Prospectus and the Prospectus, the Selling Shareholder (including its agents and representatives, other than the Underwriter in its capacity as such) has not prepared, used, authorized, approved or referred to or will prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the documents listed in Annex 2 hereto, or (iii) each electronic road show and any other written communications approved in writing in advance by the Underwriter.
(g) Company Representations and Warranties. The Selling Shareholder is not aware of (i) any reason why the representations and warranties made by the Company contained in Section 3 hereof are not true and correct in all material respects or (ii) any material misstatement or omission in the Registration Statement, the Pricing Disclosure Package and the Prospectus, when they were filed with the Commission, necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(h) Material Information. As of the date hereof and as of the Closing Date, the sale of the Common Shares in the form of ADSs by the Selling Shareholder is not and will not be prompted by any material information concerning the Company which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus.
(i) No Unlawful Payments. The Selling Shareholder will not use, directly or indirectly, any part of the proceeds, or lend, contribute or otherwise make available such proceeds in contravention of, in a manner that would result in a violation by any person of, the Anti-Bribery Laws, Anti-Money Laundering Laws or Sanctions.
(j) Organization and Good Standing. The Selling Shareholder has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.
(k) Payment Free and Clear. All payments to be made by the Selling Shareholder under this Agreement or the Deposit Agreement shall be paid free and clear of any deduction or withholding for or on account of, any present or future taxes, duties, levies, imposts, fees, assessments or other charges of whatever nature (including any amounts that result from the payment of fees, compensation or reimbursement of costs contemplated in this Agreement or in the Deposit Agreement), imposed by a Relevant Taxing Jurisdiction, and all interest, penalties or similar liabilities with respect thereto, other than any such taxes imposed on the income of the Underwriter by reason of it having a present or former connection with such Relevant Taxing Jurisdiction that does not arise solely from their activities in connection with this Agreement or the Deposit Agreement (collectively, “Taxes”). If any Taxes are required by law to be deducted or withheld by the Selling Shareholder in connection with such payments, the Selling Shareholder will increase the amount paid so that the full amount of such payment is received by the Underwriter. The Selling Shareholder will not, however, increase the amount paid to the Underwriter for the amount of any Chilean Taxes withheld and paid by the Selling Shareholder that can be applied by the Underwriter as a foreign tax credit against taxable income in the United States, provided that the Selling Shareholder delivers to the Underwriter, at the time of payment, tax receipts and other documents evidencing the withholding and payment of such Taxes that are reasonably satisfactory to the Underwriter.

(l) Absence of Immunity. Neither the Selling Shareholder nor any of its assets or revenues has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Chile or the United States and, to the extent that the Selling Shareholder or any of its assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by the Transaction Documents, may at any time be commenced, the Selling Shareholder has waived, and it will waive such right to the extent permitted by law.
(m) Consent to Jurisdiction; Appointment of Agent for Service of Process. The choice of law provisions set forth in this Agreement will be recognized by Chilean courts; the Selling Shareholder has the legal capacity to sue and be sued in its own name under the laws of Chile; the irrevocable submission of the Selling Shareholder to the non-exclusive jurisdiction of the New York Courts, the waiver by the Selling Shareholder of any objection to the venue of a proceeding in a New York Court and the agreement of the Selling Shareholder that this Agreement shall be construed in accordance with and governed by the internal laws of the State of New York are legal, valid and binding under the laws of Chile and will be respected by the Chilean courts; and the service of process effected in the manner set forth in this Agreement, provided personal service of process is made and assuming its validity under New York law, will be effective, insofar as Chilean law is concerned, to confer valid personal jurisdiction over the Selling Shareholder. The provisions in this Agreement as to the choice of New York Law as the governing law thereof and the provisions thereof as to (i) the submission by the Selling Shareholder to the non-exclusive jurisdiction of the New York Court, and (ii) the manner of effecting service of process as set forth therein, are valid, binding and enforceable under the laws of Chile. If a final and conclusive judgment for the payment of money is rendered by such courts outside Chile against the Selling Shareholder in respect of this Agreement, such judgment will be recognized in the courts of Chile and such courts would, subject to a review of the judgment in order to ascertain whether certain basic principles of due process and public policy have been complied with, grant or fail to grant, under the following circumstances, a judgment which would be enforceable against the Selling Shareholder in Chile. That is (A) if there is a treaty between Chile and the country where the judgment was rendered with respect to the enforcement of foreign judgments, the provisions of said treaty shall be applied, (B) if there shall be no treaty, the judgment would be enforced if there is reciprocity as to the enforcement of judgments (i.e., the relevant foreign court would enforce a judgment of a Chilean court under comparable circumstances), (C) if the judgment has been rendered by the courts of a country which does not enforce the judgments of Chilean courts, such judgment will not be enforced in Chile, (D) if reciprocity or the lack of reciprocity cannot be proven, the judgment would be enforced if it has not been rendered by default within the meaning of Chilean law; the judgment would not be considered to have been rendered by default if personal service of process was made upon an agent of the Selling Shareholder (assuming that such manner of service is valid under applicable law), unless the Selling Shareholder was able to prove that due to other reasons it was prevented from assuming its defense, and (E) in any event, the judgment shall not be contrary to the public policy of Chile and shall not affect in any way properties located in Chile. Upon compliance with all of the above, and provided that the judgment is submitted to the Supreme Court of the Republic of Chile, the courts of Chile will enforce a final and conclusive judgment for the payment of money recorded by a court outside of Chile in accordance with the procedures contemplated for the enforcement of foreign judgments in the Chilean Civil Procedure Code. Access to the courts of Chile will not be subject to any conditions that are not applicable to residents, citizens or companies incorporated under the laws of Chile.

(n) Absence of Filing. This Agreement is in proper legal form under the laws of Chile and the United States for the enforcement thereof in Chile or the United States against the Selling Shareholder; to ensure the legality, validity, enforceability or admissibility into evidence of this Agreement in Chile or the United States, it is not necessary that it be submitted to, filed or recorded with any court or other authority in Chile or the United States or that any tax, imposition or charge be paid in Chile or the United States on or in respect of such document, except for their official translation into Spanish for their presentation to a Chilean court.
(o) Validity of Certain Provisions. To the best knowledge of the Selling Shareholder, the indemnification and contribution provisions set forth in Section 8 hereof do not contravene Chilean law or public policy.
Any certificate and/or opinion signed by any officer of the Selling Shareholder and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the ADSs shall be deemed a representation and warranty by the Selling Shareholder, as to matters covered thereby, to the Underwriter.
5. Further Agreements.
(i) The Company covenants and agrees with the Underwriter that:
(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriter in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Underwriter, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to the Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Underwriter may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the ADSs as in the opinion of counsel for the Underwriter a prospectus relating to the ADSs is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the ADSs by the Underwriter or any dealer. The Selling Shareholder will pay the expenses of printing or other production of all documents relating to the offering in accordance with the provisions of Section 11(a) hereof.
(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriter reasonably objects.
(d) Notice to the Underwriter. The Company will advise the Underwriter promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement or to the ADR Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the issuance by any Chilean governmental or regulatory authority of any order suspending the related transactions in Chile described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or preventing or suspending the use of any offering document of securities or the initiation or threatening of any proceeding for that purpose; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the ADSs or any other securities of the Company for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or offering documents used in Chile or suspending any such qualification of any securities of the Company and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. The Company will comply with the applicable Securities Act and the Exchange Act, Chilean law and the rules and regulations of the New York Stock Exchange, Santiago Stock Exchange, the Valparaiso Stock Exchange and the Electronic Stock Exchange so as to permit the completion of the distribution of the ADSs as contemplated in this Agreement, the Registration Statement, the Pricing Disclosure Package or the Prospectus and (1) if during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will qualify the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualifications in effect so long as required for distribution of the ADSs; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(g) Earning Statement. The Company will make generally available to its security holders and the Underwriter as soon as practicable, but not later than the Availability Date (as defined below), an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement. “Availability Date” means the day on which the Company is required to file its annual report on Form 20-F.
(h) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company.
(i) [Reserved].
(j) Reports. So long as the ADSs are outstanding, the Company will furnish to the Underwriter, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the ADSs, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Underwriter to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.
(k) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(l) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.
(ii) The Selling Shareholder covenants and agrees with the Underwriter that:
(a) No Stabilization. The Selling Shareholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company.
(b) Ongoing Compliance. The Selling Shareholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the ADSs by an underwriter or dealer may be required under the Securities Act, of any material change in information in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto relating to the Selling Shareholder.
(c) Use of Proceeds. The Selling Shareholder will not, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(d) Free Writing Prospectuses. The Selling Shareholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the ADSs.
(e)  Deposit of Common Shares. Prior to Closing Date, the Selling Shareholder will deposit or cause to be deposited Common Shares with the Depositary in accordance with the provisions of the Deposit Agreement so that the ADRs evidencing the ADSs to be delivered to the Underwriter at the Closing Date are executed, countersigned and issued by the Depositary against receipt of such Common Shares and delivered to the Underwriter at the Closing Date.
6. Certain Agreements of the Underwriter. The Underwriter hereby represents and agrees that:
(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed in Annex 2 or prepared pursuant to Section 3(c) or Section 5(i)(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by the Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the ADSs unless such terms have previously been included in a free writing prospectus filed with the Commission.
(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
7. Conditions of Underwriter’s Obligations. The obligation of the Underwriter to purchase the ADSs on the Closing Date as provided herein is subject to the performance by the Company and the Selling Shareholder of their respective covenants and other obligations hereunder and to the following additional conditions:
(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement or the ADR Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(i)(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.
(b) Representations and Warranties of the Company. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
(c) Representations and Warranties of the Selling Shareholder. The representations and warranties of the Selling Shareholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Selling Shareholder and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(d) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).
(e) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
(f) Deposit Agreement. The Deposit Agreement shall be in full force and effect.
(g) Chilean Offer. Contemporaneously with or prior to the purchase by the Underwriter of the ADSs in the International Offering, the sale of shares of common stock to the Chilean Placement Agents in the Chilean Offering according to the subasta de libro de órdenes shall have occurred.
(h) Officers’ Certificate of the Company. The Underwriter shall have received on and as of the Closing Date a certificate of the chief financial officer and the principal accounting officer of the Company and one additional senior executive officer of the Company who has specific knowledge of the financial matters of the company, and is satisfactory to the Underwriter (i) confirming that such officers have carefully reviewed the Registration Statement, the ADR Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (d) and (e) above.
(i) Officer’s Certificate of the Selling Shareholder. The Underwriter shall have received on and as of the Closing Date a certificate of an authorized officer of the Selling Shareholder that is satisfactory to the Underwriter (i) confirming that such officer has carefully reviewed the Registration Statement, the ADR Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officer, the representations set forth in Section 4(e) hereof are true and correct and (ii) confirming that the other representations and warranties of the Selling Shareholder in this Agreement are true and correct and that the Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(j) Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers Consultores, Auditores y Compañía Limitada shall have furnished to the Underwriter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.
(k) Opinion and 10b-5 Statement of U.S. Counsel for the Company and the Selling Shareholder. Milbank, Tweed, Hadley & McCloy LLP, U.S. counsel for the Company and the Selling Shareholder, shall have furnished to the Underwriter, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Exhibit A hereto, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(l) Opinion and 10b-5 Statement of Chilean Counsel for the Company. Morales, Besa y Cía. Ltda., Chilean counsel for the Company, shall have furnished to the Underwriter, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Exhibit B hereto, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(m) Opinion and 10b-5 Statement of U.S. Counsel for the Underwriter. The Underwriter shall have received on and as of the Closing Date an opinion and 10b-5 statement of Shearman & Sterling, U.S. counsel for the Underwriter, with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(n) Opinion and 10b-5 Statement of Chilean Counsel for the Underwriter. The Underwriter shall have received on and as of the Closing Date an opinion and 10b-5 statement of Carey y Cía Ltda., Chilean counsel for the Underwriter, with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(o) Opinion of General Counsel of the Company. The general counsel of the Company shall have furnished to the Underwriter, at the request of the Company, her/his written opinion, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Exhibit C hereto.
(p) Opinion of Chilean Counsel for the Selling Shareholder. Morales, Besa y Cía. Ltda., Chilean counsel for the Selling Shareholder, shall have furnished to the Underwriter, at the request of the Selling Shareholder, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Exhibit D hereto, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(q) Opinion of Counsel for the Depositary. Emmet, Marvin & Martin, LLP, counsel for the Depositary, shall have furnished to the Underwriter, at the request of the Depositary, their written opinion, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Exhibit E hereto, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters
(r) Certificate of Depositary. At Closing Date, the Underwriter shall have received a certificate of the Depositary, in form and substance satisfactory to the Underwriter, executed by one of its authorized officers with respect to the deposit with the custodian named under the Deposit Agreement of the Common Shares underlying the ADSs to be purchased against issuance of the ADRs evidencing such ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Underwriter may reasonably request.
(s) No Legal Impediment to Offer and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the offer and sale of the ADSs; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the sale of the ADSs.
(t) Exchange Listing. The ADSs to be delivered on the Closing Date shall have been approved for listing on the New York Stock Exchange.
(u) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit F hereto between the Underwriter, Selling Shareholder and certain other shareholders of the Company listed in Annex 4 relating to sales and certain other dispositions of shares of common stock or certain other securities, delivered to the Underwriter on or before the date hereof, shall be in full force and effect on the Closing Date.

(v) Additional Documents. On or prior to the Closing Date, the Company and the Selling Shareholder shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.
All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.
8. Indemnification and Contribution.
(a) Indemnification of the Underwriter. (i) The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (B) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (b) below.
(ii) The Selling Shareholder agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below; provided, however, that the Selling Shareholder’s agreement to indemnify and hold harmless hereunder shall only apply insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package.

(b) Indemnification of the Company and the Selling Shareholder. The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, Selling Shareholder, its directors and officers, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: the second sentence of the ninth paragraph under the caption “Underwriting” and the stabilization activity information contained in the nineteenth, twentieth and twenty-first paragraphs under the caption “Underwriting.”
(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriter, on the other, from the offering of the ADSs or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriter, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriter, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Shareholder from the sale of the ADSs and the total underwriting discount and commission received by the Underwriter in connection therewith, in each case as set forth in the table on the cover of the Prospectus, or the fee to be received by the Underwriter, bear to the aggregate offering price of the ADSs. The relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriter, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholder or by the Underwriter, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, the Selling Shareholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the ADSs exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(f) Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
9. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
10. Termination. This Agreement may be terminated in the absolute discretion of the Underwriter by notice to the Company and the Selling Shareholder given prior to the Closing Date in the event that the Company or the Selling Shareholder shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their parts to be performed or satisfied hereunder when due or, by notice to the Company and the Selling Shareholder, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on any of the New York Stock Exchange, the Bolsa de Comercio de Santiago, the Bolsa de Valores S.A., the Bolsa Electrónica de Chile, or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by Chilean, United States federal or New York state authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

11. Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Selling Shareholder will pay or cause to be paid all reasonable and documented costs and expenses, previously approved by the Selling Shareholder, incident to the performance of the Company’s obligations and the obligations of the Selling Shareholder hereunder, including without limitation, (i) the costs incident to the authorization, sale, preparation and delivery of the ADSs and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company and the Selling Shareholder’s counsel and the Company’s independent accountants; (v) the fees and reasonable accountable expenses of the Underwriter’s counsel, that in no event will exceed U.S.$150,000 plus disbursements for the Underwriter’s U.S. counsel and U.S.$25,000 (and U.S.$2,000 in expenses) for the Underwriter’s local counsel (provided, however that such counsel fee limits may be increased with the consent of the Company and the Selling Shareholder); (vi) the fees and expenses incurred in connection with the registration or qualification of the ADSs under the state or foreign securities or blue sky laws of such jurisdictions as the Underwriter may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriter); (vii) the cost of preparing ADR certificates evidencing the ADSs; (viii) the costs and charges of any transfer agent and any registrar for the ADSs (including the Common Shares underlying ADSs); (ix) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (x) all expenses incurred by the Company, the Selling Shareholder and the Underwriter in connection with any “road show” presentation to potential investors; and (xi) all expenses and application fees related to the listing of the ADSs on the New York Stock Exchange; (xii) any filing with, and clearance of the offering by, the SVS, the Santiago Stock Exchange and the Electronic Stock Exchange; and (xiii) all previously approved out-of-pocket costs and expenses reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby (excluding the Underwriter’s legal expenses).
12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of ADSs from the Underwriter shall be deemed to be a successor merely by reason of such purchase.
13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholder and the Underwriter contained in this Agreement or made by or on behalf of the Company, the Selling Shareholder or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the ADSs and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Shareholder or the Underwriter.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City or Santiago, Chile; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.
15. Consent to Jurisdiction. Each of the Company and the Selling Shareholder hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Selling Shareholder irrevocably appoints C T Corporation System with offices currently at 111 Eight Avenue, New York, New York 10011, as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Company or the Selling Shareholder, as the case may be, by the person serving the same to the address provided in Section 19, shall be deemed in every respect effective service of process upon the Company or the Selling Shareholder, as the case may be, in any suit or proceeding. Each of the Company and the Selling Shareholder further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of ten years from the date of this Agreement.
16. Waiver of Right to Trial by Jury. Each of the parties hereby expressly waives, to the fullest extent permitted by applicable law, any right to trial by jury of any claim, demand, action or cause of action arising under this agreement or in any way connected with or related or incidental to the dealings of any of the parties with respect to this agreement whether now existing or hereafter arising, and whether founded in contract or tort or otherwise; and each of the parties agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any of the parties may file an original counterpart or a copy of this Section 16 with any court as written evidence of the consent of the signatories hereto to the waiver of their right to trial by jury.
17. Waiver of Immunities. To the extent that the Company, any Selling Shareholder or any of their respective assets or revenues may have or may hereafter become entitled to, or have attributed to such person, any right of immunity, on the ground of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company or any Selling Shareholder, or any other matter under or arising out of or in connection with this Agreement, each of the Company and the Selling Shareholder hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by law, and agree not to plead or claim, any such immunity and consents to such relief and enforcement.

18. Judgment Currency. Each of the Company and the Selling Shareholder agrees to indemnify the Underwriter, its officers, partners, members, directors, its affiliates, its selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the Underwriter agrees to indemnify the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Shareholder, against any loss incurred, as incurred, as a result of any judgment being given in connection with this Agreement for which indemnification is provided by any such person and any such judgment or order being paid in a currency (the “Judgment Currency”) other than U.S. dollars as a result of any variation between (i) the spot rate of exchange in New York at which the Judgment Currency would have been convertible into U.S. dollars as of the date such judgment or order is entered, and (ii) the spot rate of exchange at which the indemnified party is first able to purchase U.S. dollars with the amount of Judgment Currency actually received by the indemnified party. The foregoing indemnity shall constitute a separate and independent obligation of the Company, the Selling Shareholder and the Underwriter, and shall continue in full force and effect notwithstanding any such judgment or order. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion of, the relevant currency.
19. Miscellaneous.
(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriter shall be given to J.P. Morgan Securities LLC at 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk. Notices to the Company shall be given to it at Av. Kennedy 9001, Piso 6, Las Condes, Santiago, Chile, Attention: Carlos Mechetti; with a copy to Morales, Besa y Cía. Ltda. at Av. Isidora Goyenechea 3477, Piso 19, Las Condes C.P. 7550107, Santiago, Chile, Attention: Guillermo Morales. Notices to the Selling Shareholder shall be given to Horst Paulmann at Av. Kennedy 9001, piso 7, Las Condes, Santiago, Chile, with a copy to Carlos Alberto Mechetti at Parana 3617, Martinez, Buenos Aires, Argentina.
(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.
(c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
(e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, CENCOSUD S.A.

By:	/s/ Jaime Soler
Name: Jaime Soler
Title: CEO

By:	/s/ Rodrigo Larrain
Name: Rodrigo Larrain
Title: CFO

[Underwriting Agreement Signature Page]

Very truly yours, INVERSIONES TANO LIMITADA, as a Selling Shareholder

By:	/s/ Horst Paulmann
Name: Horst Paulmann
Title: Attorney in Fact

[Underwriting Agreement Signature Page]

Accepted as of the date hereof: J.P. MORGAN SECURITIES LLC

By:	/s/ Eddy Allagaert
Authorized Signatory

ANNEX 1

Underwriter	Number of ADSs
J.P. Morgan Securities LLC	4,968,659

ANNEX 2

a.            Issuer Free Writing Prospectuses
None.
b.            Pricing Information Provided Orally by Underwriter
The following information is also included in the Pricing Disclosure Package:
I. The price to the public of the ADSs is $8.07 per ADS.

Annex 2

ANNEX 3
List of Subsidiaries

Cencosud Retail S.A.
Easy Retail S.A.
Cencosud Shopping Centers S.A.
Cencosud Internacional Ltda.
Comercial Food and Fantasy Ltda.
Costanera Center S.A.
Cencosud Fidelidad S.A.
Banco Paris S.A.
Mercado Mayorista P y P Ltda.
Cencosud (Shanghai) Trading Co., Ltd
Cencosud Argentina S.P.A.

ANNEX 4
List of Selling Shareholder and other Shareholders of the Company that are Signatories to Lock-up Agreements

Horst Paulmann
Inversiones Quinchamali Limitada
Inversiones Latadia Limitada
Inversiones Tano Limitada

EXHIBIT A

FORM OF OPINION OF MILBANK, TWEED, HADLEY & MCCLOY LLP, U.S. COUNSEL FOR THE COMPANY AND THE SELLING SHAREHOLDER

A-1

FORM OF 10B-5 LETTER OF MILBANK, TWEED, HADLEY & MCCLOY LLP, U.S. COUNSEL FOR THE COMPANY

A-2

EXHIBIT B

FORM OF OPINION OF MORALES, BESA Y CÍA. LTDA., CHILEAN COUNSEL FOR THE COMPANY

B-1

EXHIBIT C

FORM OF OPINION OF THE GENERAL COUNSEL OF THE COMPANY

C-1

EXHIBIT D

FORM OF OPINION OF MORALES, BESA Y CÍA. LTDA., CHILEAN COUNSEL TO THE SELLING SHAREHOLDER

D-1

EXHIBIT E

FORM OF OPINION OF EMMET, MARVIN & MARTIN, LLP, COUNSEL TO THE DEPOSITARY

EXHIBIT F
FORM OF LOCK-UP AGREEMENT
July [●], 2016
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Re:            Cencosud S.A. --- Public Offering of shares of Common Stock in the form of American Depositary Shares
Ladies and Gentlemen:
The undersigned understands that you, as Underwriter, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Cencosud S.A., a corporation (sociedad anónima) incorporated and existing under the laws of the Republic of Chile (the “Company”), and Inversiones Tano Limitada, as the selling shareholder, providing for the public offering (the “Public Offering”) by you (the “Underwriter”) of shares of common stock of the Company in the form of American Depositary Shares (the “ADSs”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
In consideration of the Underwriter’s agreement to purchase and make the Public Offering of the ADSs, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, any shares of common stock of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition; (2) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; (4) vote to or take any action to instruct any directors of the Company to approve or publicly announce an intention to effect (A) any motion to hold an extraordinary meeting of the Company’s shareholders (Junta Extraordinaria de Accionistas) relating to any capital increase by the Company by means of the offering of any Common Stock, except for the issuance of Common Stock as dividends to the Company’s shareholders in the ordinary course of operations or (B) the issuance of any Common Stock, except for the issuance of Common Stock as dividends to the Company’s shareholders in the ordinary course of operations; (5) exercise or publicly announce an intention to exercise its right to request the Company’s board of directors to call an extraordinary meeting of the Company’s shareholders (Junta Extraordinaria de Accionistas) pursuant to Article 58 No. 3 of the Chilean Corporation Laws (Articulo 58 No. 3 de la Ley 18.046 de Sociedades Anonimas) relating to any capital increase by the Company by means of the offering of any Common Stock; or (6) vote or publicly announce an intention to vote in favor of any proposed capital increase by the Company by means of any offering of Common Stock, except for the issuance of Common Stock as dividends to the Company’s shareholders in the ordinary course of operations.

F-1

The foregoing shall not apply to:
(i)
the shares of Common Stock in the form of ADSs to be sold in the International Offering pursuant to the Underwriting Agreement;

(ii)
the shares of Common Stock to be sold in the Chilean Offering;

(iii)
the exercise of an option or warrant or the conversion of a security outstanding on the date of the Underwriting Agreement of which the Underwriter has been advised in writing;

(iv)
the transfer by the undersigned to its affiliates or immediate family members of shares of Common Stock;

(v)
in the case of any undersigned that is a limited liability company, the distribution of shares of Common Stock to its members;

(vi)
the transfer of shares of Common Stock as a bona fide gift;

(vii)
transactions related to shares of Common Stock acquired in open market transactions after the completion of the Public Offering;

(viii)
the transfer of pledges of the undersigned’s shares of Common Stock securing indebtedness outstanding as of the date hereof (of which the Underwriter has been advised in writing) or the creation of new pledges resulting in the termination of such existing pledges, in each case in connection with any refinancing of such indebtedness, including such additional shares of Common Stock as may be required to be pledged to reflect mark-to-market adjustments under the terms of such transferred or new pledges, as the case may be; or

(ix)
pledges of such additional shares of Common Stock as may be required to be pledged to reflect mark-to-market adjustments under the terms of pledges of the undersigned's shares of Common Stock securing indebtedness outstanding as of the date hereof (of which the Underwriter has been advised in writing).

provided that in the case of (iii), (iv), (v) and (vi), each optionee, transferee or donee, as applicable, is or agrees to be bound by the terms of this lock-up prior to such transfer.
In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

F-2

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the common stock to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement. In addition, the undersigned shall be released from all obligations under this Letter Agreement if the Closing Date (as defined in the Underwriting Agreement) has not occurred on or prior to July 26, 2016. The undersigned understands that the Underwriter is entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.
This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours, [NAME OF STOCKHOLDER]

By:	/s/
Name
Title

F-3